Bateman & Co., Inc., P.C.
Certified Public Accountants

5 Briardale Court
Houston, Texas 77027-2904
(713) 552-9800
FAX (713) 552-9700
www.batemanhouston.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion in this Form F-1/A of Emission Differentials, Ltd. of our report dated July 18, 2005, on our audit of the financial statements of Emission Differentials, Ltd., as of April 30, 2005, and for the period then ended.

/s/Bateman & Co.

BATEMAN & CO., INC., P.C.

Houston, Texas

September 1, 2005

Member

INTERNATIONAL ASSOCIATION OF PRACTISING ACCOUNTANTS

Offices in Principal Cities Around The World